EXHIBIT 99.2

                     NOTICE OF GUARANTEED DELIVERY

                           US AIRWAYS, INC.

                            FOR TENDER OF
                       CLASS C  PASS THROUGH
                     CERTIFICATES, SERIES 1998-1


      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) of US Airways, Inc., a Delaware corporation (the "Company"), made pursuant to the Prospectus, dated __________, 1999 (the "Prospectus"), if certificates for the outstanding Old Class C Certificates are not immediately available, or time will not permit all required documents to reach State Street Bank and Trust Company (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below), or if holders cannot complete the procedure for book-entry transfer on a timely basis. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition in order to utilize the guaranteed delivery procedure to tender the Old Class C Certificates pursuant to the Exchange Offer, a completed signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, at least within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______ ___, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED OLD CLASS C CERTIFICATES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.


                THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                     STATE STREET BANK AND TRUST COMPANY

               BY HAND, REGISTERED MAIL OR OVERNIGHT CARRIER:

                   State Street Bank and Trust Company
                       Corporate Trust Department
                  Two International Place -- 4th Floor
                           Boston, MA 02110
                         Attn:  Susan Lavey
                      Phone:  (617) 664-5314

                            BY FACSIMILE:

                           (617) 664-5290
                         Attn:  Susan Lavey


      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.





 Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate principal amount of Old Class C Certificates set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer Guaranteed Delivery Procedures"
 section in the Prospectus and Instruction 1 of the Letter of Transmittal.

 Name(s) of Registered Holder(s):__________________________________________
                                         (Please Print or Type)

 Principal Amount of Old            Certificate No(s). (if available):
 Certificates Tendered:*

 $____________________              ____________________

 $____________________              ____________________

 $____________________              ____________________

 *  Must be in integral multiples of $1,000.


      If Old Class C Certificates will be delivered by book-entity transfer to The Depository Trust Company ("DTC"), provide the DTC account number.

 DTC Account Number:________________________________________

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.


                            PLEASE SIGN HERE

      Must be signed by the holder(s) of Old Class C Certificates as their name(s) appear(s) on certificates for Old Class C Certificates or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

 Signature(s) of Holder(s) or  ________________________   Date ____________
 Authorized Signatory

 Area Code and Telephone Number:___________________________________________


      If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.

                                 Please print name(s) and address(es)

 Name(s) of Holder(s)            ______________________________________

 Title/Capacity:                 ______________________________________

 Address(es):                    ______________________________________






                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Old Class C Certificates being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Old Class C Certificates into the Exchange Agent's account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in "The Exchange Offer Procedures for Tendering" in the Prospectus), and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date.

 Name of Firm ___________________________    _______________________________
                                                   (Authorized Signature)

 Address ________________________________    Name __________________________
                                                     Please Print or Type

 Zip Code _______________________________    Title _________________________

 Dated __________________________________    Telephone Number ______________


      The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Old Class C Certificates (or a confirmation of book-entry transfer of such Old Class C Certificates into the Exchange Agent's account at DTC) and the Letter of Transmittal (or an Agent's Message in lieu thereof) to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

      NOTE: DO NOT SEND CERTIFICATES REPRESENTING OLD CLASS C CERTIFICATES WITH THIS FORM. CERTIFICATES REPRESENTING OLD CLASS C CERTIFICATES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.